UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 18, 2017

Aeglea BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 S. MoPac Expressway Barton Oaks Plaza One Suite 250 Austin, TX	78746
(Address of Principal Executive Offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b), (c) and (e)

On July 18, 2017, David G. Lowe, Chief Executive Officer, President and a member of the Board of Directors (the “Board”) of Aeglea BioTherapeutics, Inc. (the “Company”), informed the Board of his decision to resign from these roles and his employment at the Company, effective immediately. Dr. Lowe’s resignation from the Board was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. A copy of Dr. Lowe’s letter of resignation is attached as Exhibit 99.1 to this report. On July 20, 2017, the Company issued a press release announcing Dr. Lowe’s decision to resign, a copy of which is attached as Exhibit 99.2 to this report.

In connection with Dr. Lowe’s resignation, the Company and Dr. Lowe entered into an agreement (the “Terms of Resignation Agreement”) setting forth the terms of Dr. Lowe’s separation from the Company. Pursuant to the Terms of Resignation Agreement, Dr. Lowe is entitled to severance payments and benefits provided for under his employment agreement and CEO severance agreement, including (1) continuation of his monthly base salary for 12 months following resignation or until Dr. Lowe obtains comparable employment with another employer, whichever is earlier, and (2) premium payments for continuing COBRA coverage for the same period. In addition, the Company and Dr. Lowe entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Dr. Lowe will continue to provide executive transitional assistance on an as-needed basis through December 31, 2017, unless terminated earlier in accordance with its terms. In consideration for his services, all options and restricted stock awards held by Dr. Lowe will continue to vest for the duration of the Consulting Agreement.

Following Dr. Lowe’s resignation, the Board appointed Anthony G. Quinn, a member of the Board, to serve as the Company’s interim Chief Executive Officer, effective July 19, 2017, until the date on which a permanent Chief Executive Officer assumes office. Dr. Quinn, age 55, has served as a member of the Board since March 2016 and previously served as interim Chief Medical Officer of the Company between April and July 2017. Since October 2015, Dr. Quinn has worked as a private consultant for IDBioPharm Consulting LLC. From August 2009 to June 2015, Dr. Quinn served as Head of Research & Development and Chief Medical Officer initially at the Senior Vice President level and subsequently at the Executive Vice President level for Synageva BioPharma Corp., a publicly traded biopharmaceutical company that was acquired by Alexion Pharmaceuticals, Inc. in June 2015. Following the acquisition, Dr. Quinn worked for Alexion Pharmaceuticals from June 2015 to September 2015. Dr. Quinn received a B.MSc in General Pathology and a M.B Ch.B in Medicine from the University of Dundee. Dr. Quinn later earned a Ph.D. in Cancer Research from the University of Newcastle upon Tyne. There are no family relationships between Dr. Quinn and any previous or current officers or directors of the Company, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Resignation Letter, dated July 18, 2017

99.2	Press Release dated July 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: July 20, 2017	By:	/s/ Charles N. York II
		Name:	Charles N. York II
		Title:	Chief Financial Officer and Vice President

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Resignation Letter, dated July 18, 2017

99.2	Press Release dated July 20, 2017